UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	94-3214487
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Maritime Plaza, Suite 700 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, No Par Value	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135485

Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant’s Securities to be Registered .

The description of common stock of GeoPetro Resources Company (the “Registrant”) set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-135485) as originally filed with the U.S. Securities and Exchange Commission on June 30, 2006 and as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.        Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit No.	Description of Exhibits

3.1*	Amended and Restated Articles of Incorporation of GeoPetro Resources Company

3.2*	Amended and Restated Bylaws of GeoPetro Resources Company

4.2*	Specimen Common Stock Certificate

10.14*	Form of Subscription Agreement for GeoPetro Resources Company stock executed by various investors on various dates

*  Incorporated by reference to the identically numbered exhibit to the Registration Statement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GeoPetro Resources Company

Date: January 31, 2007

By:	/S/ Stuart J. Doshi
Stuart J. Doshi
President, Chairman and Chief Executive Officer